EXHIBIT 10.1

THIRD AMENDMENT TO THE
CYBERONICS, INC. AMENDED AND RESTATED 1997 STOCK PLAN

WHEREAS, there is reserved to the Board of Directors ("Board") of Cyberonics, Inc. in Section 15 of the Cyberonics, Inc. Amended and Restated 1997 Stock Plan (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;

NOW, THEREFORE, Section 2(m) of the Plan is hereby amended effective as of August 19, 2008, to read as follows:

(m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, or if such Common Stock was not traded on the day of determination, the closing sales price for such stock for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator selects;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, or if such Common Stock was not traded on the day of determination, the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the same instrument.